EXHIBIT 99.1

Turner Announces Acquisition Of Infrastructure Financial Services Firm, Ark Capital Holdings LLC With Over $15 Million AUM

HOUSTON, Texas - 03-06-19 - NASDAQ Announcement - Turner Valley Oil and Gas, Inc. (the “Company”) (OTC: TVOG), a company focused on capitalizing on a technology-forward American infrastructure expansion, announced today that it has completed an agreement to acquire infrastructure focused financial services firm, Ark Capital Holdings, LLC (“ACH” or “Ark”)”).

Ark is actively expanding its business with a concentrated focus in infrastructure that includes project financing, equipment financing, investment placement, asset management, business brokerage and other financial services segments within the infrastructure markets. TVOG anticipates that this strategic acquisition will allow it to further integrate in order to provide total solutions to the infrastructure industry. In this regard, Turner is in the process of acquiring multiple companies within the infrastructure markets that will make TVOG a fully operating, revenue producing company.

Ark CEO Mario Fichera stated, “We are very excited about this transaction which will assist Ark Capital Holdings in implementing our business plan while also bringing expertise to Turner’s technology-forward infrastructure initiative. We look forward to joining with Turner to create a first class leader in the infrastructure markets.”

The acquisition of ACH and its main subsidiary, Richfield Orion International, Inc. (“ROI”), is unique in the sense that ROI is already an SEC-audited company and therefore will not require the longer-term closing process some of Turner’s other acquisitions require. The transaction is based on a 100% stock-for-stock exchange with a comprehensive investment plan to unlock value and increase shareholder return on investment which will likely allow a quicker closing.

ACH and its subsidiary ROI have historically had an annual run-rate of $1.2MM and are currently on track to move to a $2MM in revenue run-rate for the year 2019. With this transaction and in conjunction with Turner’s other impending acquisitions, Ark’s management feels as if those numbers can be increased substantially. ROI currently has assets under management (“AUM”) in excess of $15MM and is undergoing several bolt-on acquisitions which is expected to expand that to $25MM in the near-term.

Steve Helm, CEO of TVOG, commented. “ This transaction brings financial expertise, resources and a strong value proposition to the industry while adding revenue, profitability and significant growth metrics. We welcome Ark and its expert management to our team and are excited to work on further integrating within the infrastructure markets..”

Investors should stay tuned for upcoming announcements and filings regarding Turner’s evolving business plan that includes Form 10/S-1 completion, completion of GHS Investments, LLC placement, closing of previously announced acquisitions, new management, and additional revenue producing companies added under the TVOG umbrella.

About Turner Valley Oil and Gas, Inc.

Turner (OTC:TVOG) is a solutions provider of innovative infrastructure solutions, services and differentiated infrastructure-related technologies to the U.S. infrastructure industry. The company is focused on the Services, Supply Chain and Technologies segments with plans to operate a wide range of businesses including road and highway pavement companies, supply chain related and technology/R&D companies that provide innovative solutions for the construction, maintenance and repair, support, transportation and technologies throughout the U.S. The TVOG website is located at https://TVOGInc.com.

About Ark Capital Holdings, LLC

Ark Capital, headquartered in Sheridan Wyoming, is a financial services, financial solutions, and management consulting company with a strategy to acquire multiple different financial services companies that offer a multifaceted approach to financial services within the infrastructure segments. Richfield Orion International, Inc. will operate as a wholly owned subsidiary (Member FINRA/SIPC). Ark Capital specializes in Infrastructure Financing, Equipment Financing, Structured Finance, Real Estate Financing, Factoring, Receivables Financing, and Merchant Cash Advance. The ACH website is located at https://arkcapitalholdings.com/.

About Richfield Orion International, Inc.

Richfield Orion International, Incorporated is an independent financial services firm, offering diversified and comprehensive quality products and services since 2008. ROI exists to help customers meet their individual and professional objectives. Headquartered in Castle Rock, Colorado, Richfield was designed to meet the needs of the discerning investors and independent securities professionals. The ROI website is located at https://richfieldorion.com/.

Certain statements in this press release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Key Links:

OTC Markets Profile: http://www.otcmarkets.com/stock/TVOG/profile

Disclaimer: http://tvoginc.com/index.php/contactus/disclaimer/

Contacts:

Steve Helm, CEO

Turner Valley Oil And Gas, Inc.

Address: 1600 West Loop South, Suite 1600, Houston, Texas 77027

Phone: 1-713-588-9453

Email: info@TVOGinc.com

Website: http://TVOGInc.com